Exhibit 10.19

Innovative Designs, Inc.

September 7, 2010

Joseph Riccelli is lending Innovative Designs, Inc the amount of $10,000 Dollars, for a period of 120 days, at an interest rate of 10%. Repayment of $11,000, interest included, will be made.

Joseph Riccelli

(Witness)

223 North Main St., Suite
Pittsburgh, PA 15215
voice: 412-799-0350
fax: 412-782-5303